Exhibit 99.1

CASEY’S GENERAL STORES, INC.

CORPORATE GOVERNANCE GUIDELINES

Over the course of its history as a public company, Casey’s General Stores, Inc. (the “Company”) has developed corporate governance policies and practices to help ensure that the Company meets its responsibilities to shareholders and its other constituencies (employees, customers, suppliers and the communities in which the Company operates, all of whom are essential to the Company’s success). The following principles have been approved by the Board of Directors of the Company (the “Board”) and, along with the charters of the various Board committees, provide the framework for the governance of the Company.

Role of the Board and Management

The business of Casey’s General Stores, Inc. is conducted by the officers and employees of the Company, under the oversight of the Board. As part of its general oversight function, the Board reviews, monitors and approves fundamental business and financial strategies and major corporate actions, and reviews and discusses reports by management on the performance of the Company and its prospects, as well as issues and risks facing the Company. The Board, operating through its committees, selects, evaluates and determines compensation and succession planning for the Chief Executive Officer (“CEO”) and senior management, engages and assesses the independence of the outside auditor for the Company, and nominates directors for the Board. The Board also ensures that processes are in place for maintaining the integrity of the Company’s financial statements and external reporting, and the integrity of compliance with law and ethics policies.

Board Composition and Leadership

1. Size of the Board. Under the Articles of Incorporation of the Company, the size of the Board can range from four to nine members. There currently are eight members of the Board. The actual number of directors is determined by the Board, consistent with Iowa corporate law.

2. Independent Directors. All of the members of the Board except the Chief Executive Officer currently are independent directors. The Company defines an “independent” director in the same manner as set forth in Nasdaq Stock Market Rule 4200. Among other things, this rule requires the Board to determine that an individual is free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

3. Director Qualifications and Selection. The Board selects and recommends to shareholders qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the

Company. Board candidates are considered based on various criteria, including relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of shareholders and relevant regulatory guidelines. These considerations are made in light of the needs of the Board at the particular point in time. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.

4. Procedures for Shareholders to Recommend Nominees for Director. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by submitting the information required under the Bylaws of the Company to the Corporate Secretary at One Convenience Blvd., Ankeny, Iowa 50021.

5. Selection of Chairman and CEO. Currently, the offices of Chairman of the Board and CEO are held by the same person, Robert J. Myers. At this time, the Board does not believe that its independence or performance would be enhanced by requiring that the Chairman of the Board be an independent director. Seven of the eight directors currently are independent and meet regularly in scheduled executive sessions, and an independent Lead Director has been appointed. In addition, the Board’s three standing committees are comprised solely of independent directors. The Board retains the right to review this determination as facts and circumstances change.

6. Lead Director. The position of Lead Director was established in June 2012 by the Board, based on a recommendation from the Nominating and Corporate Governance Committee. The Lead Director will be selected by and from the independent directors as they may determine, and has the following responsibilities:

•	Preside at all meetings of the Board at which the Chairman and CEO is not present, including the executive sessions of the independent directors;

•	Establish agendas for the executive sessions of the independent directors in consultation with the other directors;

•	Serve as liaison between the independent directors and the Chairman and CEO (although all independent directors are encouraged to communicate directly with the Chairman and CEO and other members of senior management at any time);

•	Review, at his or her discretion, information to be sent to the Board;

•	Review and discuss proposed Board meeting agendas with the Chairman and CEO;

•	Have the authority to call meetings of the independent directors, as appropriate;

•	Be available, as deemed appropriate by the Board, for consultation and direct communication with shareholders; and

•	Perform such other duties as the Board may specify from time to time.

7. Share Ownership by Directors. The Board believes that all directors should be shareholders of the Company, and should accumulate share holdings of at least 5,000 shares within three years of joining the Board, and should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount. For this purpose, unvested restricted stock unit awards may be counted towards the ownership requirement, but stock options may not be.

8. Limitations on CEO Commitments. The CEO may not serve on the boards of more than two other companies, which for this purpose includes public companies as well as not-for-profit organizations or other entities that are likely to require a similar time commitment. Prior notice to the Board is required before acceptance of any such position.

9. Limitations on other Board Service. Members of the Board may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment are required to be disclosed and acceptable to the Board.

C. Board and Committee Organization

1. Board Committees. The Board is organized so that a significant portion of its business is conducted by its committees. Under the Bylaws of the Company, the standing committees currently are the Audit, Nominating and Corporate Governance, and Compensation Committees. In addition, the Board has appointed a Succession Planning Committee.

2. Committee Charters. The Board has approved a charter for each of the three standing committees setting forth the purpose, authority and duties of the committee. Each committee reviews its charter periodically and recommends to the full Board any changes deemed necessary or desirable. Copies of the charters are posted on the Company’s website (www.caseys.com) under the heading “Investor Relations.”

3. Committee Composition. Under their charters, the Audit, Nominating and Corporate Governance, and Compensation Committees will be comprised solely of independent directors, in accordance with the Nasdaq listing standards. Assignments and rotation of Committee membership and leadership are recommended by the Nominating and Corporate Governance Committee and approved by the Board.

D. Board and Committee Operations

1. Number of Board Meetings. The frequency of Board meetings will vary with circumstances. At least five regularly scheduled meetings generally are held each year.

2. Setting Board Agenda. The agenda for each Board meeting will be established by the Chairman and CEO in consultation with the Lead Director. Each director is encouraged to make suggestions for agenda items or provide additional meeting materials to the Chairman and CEO and the Lead Director at any time.

3. Distribution of Board Materials. The Board expects that presentations on specific subjects to be discussed at an upcoming Board meeting, as well as information important to the Board’s understanding of the business, generally will be distributed to Board members sufficiently in advance of the meeting to provide directors with an adequate opportunity to prepare for discussion at the meeting. If, because of time constraints, presentation materials on a particular topic are not distributed in advance, the time devoted at the meeting to the presentation of the topic will be adjusted accordingly.

4. Executive Sessions of Independent Directors. Executive sessions of the independent directors without management present are held at least twice each year as part of regularly scheduled Board meetings. The Lead Director will preside at such meetings. The independent directors may meet without management present at such other times as may be determined by the Lead Director.

5. Committee Meetings. Each committee chair, in consultation with committee members, will determine the frequency and length of committee meetings. Committee meetings occurring in connection with regularly scheduled Board meetings will ordinarily be held on the same day before the Board meeting. Each committee chair, in consultation with committee members and appropriate members of management, will determine committee agendas.

6. Attendance of Non-directors at Meetings. The executive officers are expected to attend at least a portion of each Board meeting on a regular basis. In addition, other members of management may be asked to attend a Board meeting to provide specific insights on matters being presented.

7. Access to Senior Management. All directors have unrestricted access to the executive officers of the Company.

8. Access to Outside Advisors. The Board and its committees may retain independent financial, legal, compensation or other advisors as they deem necessary or advisable.

9. Director Compensation. The Compensation Committee is responsible for recommending to the Board the compensation for non-employee directors.

10. Director Orientation and Continuing Education. The CEO is expected to oversee the orientation of new directors with the Company. Directors are expected to keep current on developments affecting the Company and their duties and responsibilities as directors, and to attend at least one director education or governance-related program every three years.

11. Director Attendance at Annual Shareholders Meetings. Directors are expected to make every reasonable effort to attend the annual meetings of the shareholders of the Company.

12. Compliance with Code of Conduct. The Board expects all directors, officers and employees to act ethically at all times and to comply with the Company’s Code of Business Ethics and Conduct, including the “related party transaction” and stock trading policies included or referenced in the same. A copy of the Code of Business Ethics and Conduct is posted on the Company’s website (www.caseys.com) under the heading “Investor Relations”.

E. Board and Management Evaluation

1. Assessing Board and Committee Performance. The Nominating and Corporate Governance Committee generally oversees an annual self-evaluation by the Board of its performance and effectiveness. Each committee is responsible for conducting a self-evaluation as it may determine.

2. Succession Planning. The Succession Planning Committee of the Board regularly reviews succession plans for the Chief Executive Officer and other executive officer positions.

F. Shareholder Communications

1. Communication with Management. It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6109.

2. Shareholder Communications to Board. Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust Street, Suite 820, Des Moines, Iowa 50309-2334. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

G. Review and Amendment

These Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee, which will recommend to the Board any amendments or modifications it deems necessary or desirable. These Guidelines, as the same may be amended in the future, will be posted on the Company’s website (www.caseys.com) under the heading “Investor Relations.”